Exhibit 5.3

CONSENT OF ENGINEER

Ladies and Gentlemen:

The undersigned company hereby consents to (1) the references to the undersigned company’s name included or incorporated by reference in the Registration Statement on Form F-10 of Denison Mines Corp. in connection with (a) the report entitled “Technical Report on the Denison Mines Inc. Uranium Properties, Saskatchewan, Canada” dated November 21, 2005, as revised on February 16, 2006, (b) the report entitled “Technical Report on the McClean North Uranium Deposit Mineral Resource Estimate, Saskatchewan, Canada” dated January 31, 2007 and (c) the report entitled “Technical Report on the Sue D Uranium Deposit Mineral Resource Estimate, Saskatchewan, Canada” dated March 31, 2006, and (2) all other references to the undersigned company included or incorporated by reference in the Registration Statement on Form F-10 of Denison Mines Corp.

Dated: June 2, 2020

ROSCOE POSTLE ASSOCIATES INC.

By:	/s/ Deborah A McCombe
Name: Deborah A McCombe, P.Geo.
Title: Technical Director – Global Mining Advisory